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                                                                    Exhibit 23.2

          EXPLANATION CONCERNING ABSENCE OF CURRENT WRITTEN CONSENT OF
                               ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933 provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

BTU dismissed Arthur Andersen LLP ("Andersen") as its independent auditors, effective June 14, 2002. After reasonable efforts, BTU has been unable to obtain Andersen's written consent to the incorporation by reference into BTU's registration statements (collectively, the "Registration Statements") of Andersen's audit report with respect to BTU's consolidated financial statements as of December 31, 2001, and the two years in the period then ended (the "Financial Statements"). Under these circumstances, Rule 437a under the Securities Act permits BTU to file this Annual Report on Form 10-K, which is incorporated by reference into the Registration Statements, without consents from Andersen. As a result, with respect to transactions in BTU securities pursuant to the Registration Statements that occur subsequent to the date this Annual Report on Form 10-K is filed with the Securities and Exchange Commission, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the Financial Statements or any omissions of a material fact required to be stated therein. Accordingly, an investor who acquired shares under the Registration Statements would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act. In addition, notwithstanding that BTU has not filed the written consent of Andersen relating to the Financial Statements, BTU's directors and officers may still be entitled to establish a due diligence defense to any claim relating to the Financial Statements on the basis that they were made on the authority of an expert.